                          Independent Auditors' Consent

To the Shareholders and Board of Trustees of Smith Barney Income Funds:

We consent to the incorporation by reference, in the Prospectus and Statement of Additional Information, of our report dated February 12, 2003, on the statement of assets and liabilities of SB Capital and Income Fund (formerly known as "Smith Barney Premium Total Return Fund") of Smith Barney Income Funds as of December 31, 2002, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in this Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                                   /s/ KPMG LLP
                                                                   KPMG LLP


New York, New York
May 16, 2003

                          Independent Auditors' Consent

To the Shareholders and Board of Trustees of the Smith Barney Income Funds:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated September 12, 2002, on the statement of assets and liabilities for SB Convertible Fund (formerly known as the "Smith Barney Convertible Fund") (the "Fund"), as of July 31, 2002, and the related statement of operations for the year then ended, and the statements of changes in net assets and financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights"in the Prospectus and "Auditors" in the Statement of Additional Information.

                                                                   /s/ KMPG LLP
                                                                   KPMG LLP


New York, New York
May 16, 2003